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                                  EXHIBIT 99.1

           THE SPORTS AUTHORITY 401(K) SAVINGS AND PROFIT SHARING PLAN

                       THE SPORTS AUTHORITY 401(k) SAVINGS
                             AND PROFIT SHARING PLAN


                As Amended and Restated Effective January 1, 1997
              (With all Amendments Adopted Through August 28, 2002)

                       THE SPORTS AUTHORITY 401(k) SAVINGS
                             AND PROFIT SHARING PLAN

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I      PURPOSE ....................................................  1

ARTICLE II     DEFINITIONS ................................................  2

     2.01   Account .......................................................  2

     2.02   Additions .....................................................  2

     2.03   Affiliate .....................................................  3

     2.04   After-Tax Savings Contributions ...............................  3

     2.05   Authorized Leave of Absence ...................................  3

     2.06   Beneficiary ...................................................  3

     2.07   Code ..........................................................  3

     2.08   Committee .....................................................  3

     2.09   Compensation ..................................................  3

     2.10   Corporation ...................................................  4

     2.11   Disability ....................................................  4

     2.12   Effective Date ................................................  4

     2.13   Eligible Spouse ...............................................  4

     2.14   Employee ......................................................  4

     2.15   Employer ......................................................  5

     2.16   Employer Contributions ........................................  5

     2.17   ERISA .........................................................  5

     2.18   Fiduciaries ...................................................  5

     2.19   Forfeiture ....................................................  5

     2.20   Former Participant ............................................  5

     2.21   Highly Compensated Employee ...................................  5

     2.22   Income ........................................................  6

     2.23   Key Employee ..................................................  6

     2.24   Non-Highly Compensated Employee ...............................  7

     2.25   Non-Key Employee ..............................................  7

     2.26   Normal Retirement Date ........................................  7

     2.27   Participant ...................................................  7

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

                               TABLE OF CONTENTS
                                  (continued)

    2.28   Participation ...................................................................    7

    2.29   Plan ............................................................................    7

    2.30   Plan Year or Year ...............................................................    7

    2.31   Service .........................................................................    7

    2.32   Trust (or Trust Fund) ...........................................................    7

    2.33   Trustee .........................................................................    8

    2.34   Valuation Date ..................................................................    8

    2.35   Valuation Period ................................................................    8

    2.36   Qualified Military Service ......................................................    8

ARTICLE III   PARTICIPATION AND SERVICE ....................................................    9

    3.01   Participation ...................................................................    9

    3.02   Service .........................................................................    9

    3.03   Break in Service ................................................................    9

    3.04   Participation and Service Upon Reemployment .....................................   10

    3.05   Transfers .......................................................................   10

    3.06   Hours of Service ................................................................   11

ARTICLE IV    CONTRIBUTIONS ................................................................   12

    4.01   Employee Contributions ..........................................................   12

    4.02   Employer Contributions ..........................................................   13

    4.03   Testing of Before-Tax Savings Contributions .....................................   14

    4.04   Testing of After-Tax Savings Contributions and Matching Contributions ...........   17

    4.05   Maximum Before-Tax Savings Contributions ........................................   19

    4.06   Maximum Deductible Contributions ................................................   20

    4.07   Disposition of Forfeitures ......................................................   20

    4.08   Rollover Amount From Other Plans ................................................   21

    4.09   Direct Rollovers from This Plan .................................................   22

    4.10   Contributions For Periods of Qualified Military Service .........................   22

ARTICLE V     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS ........................................   25

    5.01  Individual Accounts ..............................................................   25

    5.02  Account Adjustments ..............................................................   25

    5.03  Maximum Additions ................................................................   26

                               TABLE OF CONTENTS
                                  (continued)

    5.04  Top-Heavy Provisions ................................................. 27

    5.05  Recognition of Different Funds ....................................... 29

Article VI     BENEFITS ........................................................ 30

    6.01  Retirement or Disability ............................................. 30

    6.02  Death ................................................................ 30

    6.03  Termination for Other Reasons ........................................ 30

    6.04  Payment of Benefits .................................................. 31

    6.05  Required Minimum Distributions ....................................... 33

    6.06  Designation of Beneficiary ........................................... 33

    6.07  Nonalienation of Benefits ............................................ 35

    6.08  Withdrawals .......................................................... 35

    6.09  Loans ................................................................ 37

ARTICLE VI-A ................................................................... 40

Article VII    TRUST FUND ...................................................... 41

Article VIII   ADMINISTRATION .................................................. 42

    8.01  Allocation of Responsibility Among Fiduciaries for Plan and
          Trust Administration ................................................. 42

    8.02  Appointment of Committee ............................................. 42

    8.03  Claims Procedure ..................................................... 42

    8.04  Records and Reports .................................................. 43

    8.05  Other Committee Powers and Duties .................................... 43

    8.06  Rules and Decisions .................................................. 44

    8.07  Committee Procedures ................................................. 44

    8.08  Authorization of Benefit Payments .................................... 44

    8.09  Application and Forms for Benefits ................................... 44

    8.10  Facility of Payment .................................................. 44

    8.11  Indemnification of the Committee ..................................... 45

Article IX     MISCELLANEOUS ................................................... 46

    9.01  Employment Rights .................................................... 46

    9.02  Rights to Trust Assets ............................................... 46

    9.03  Nonforfeitability of Benefits ........................................ 46

                                TABLE OF CONTENTS
                                  (continued)

    9.04  Discontinuance of Corporation Contributions ...........................  46

    9.05  Governing Law .........................................................  46

    9.06  Construction ..........................................................  46

Article X      AMENDMENTS BY CORPORATION AND ADOPTION BY OTHER EMPLOYERS ........  47

    10.01 Amendments ............................................................  47

    10.02 Action by Corporation .................................................  47

    10.03 Method of Participation ...............................................  47

Article XI     SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS ..........  48

    11.01 Successor Employer ....................................................  48

    11.02 Conditions Applicable to Mergers or Consolidations of Plans ...........  48

    11.03 Acceptance of Direct Transfers ........................................  48

Article XII    PLAN TERMINATION .................................................  49

    12.01 Right to Terminate ....................................................  49

    12.02 Partial Termination ...................................................  49

    12.03 Liquidation of the Trust Fund .........................................  49

    12.04 Manner of Distribution ................................................  49

Article XIII   EGTRRA AMENDMENTS ................................................  50

    13.01 Preamble ..............................................................  50

    13.02 Limitations On Contributions ..........................................  50

    13.03 Increase In Compensation Limit ........................................  50

    13.04 Modification Of Top-Heavy Rules .......................................  51

    13.05 Direct Rollovers Of Plan Distributions ................................  52

    13.06 Rollovers From Other Plans ............................................  53

    13.07 Rollovers Disregarded In Involuntary Cash-Outs ........................  53

    13.08 Repeal Of Multiple Use Test ...........................................  54

    13.09 Elective Deferrals -- Contribution Limitation .........................  54

    13.10 Catch-Up Contributions ................................................  54

    13.11 Suspension Period Following Hardship Distribution .....................  55

    13.12 Distribution Upon Severance From Employment ...........................  55

                                    ARTICLE I

                                     PURPOSE

Effective as of December 1, 1994, The Sports Authority, Inc. (the "Corporation"), adopted The Sports Authority 401(k) Savings and Profit Sharing Plan (the "Plan"), which incorporates a cash or deferred arrangement to provide funds at retirement for its employees and, in the event of death, to provide funds for their beneficiaries through an arrangement by which contributions are made to the Plan by the Corporation. This Plan is intended to be a profit sharing plan.

Concurrently with the adoption of the Plan, the Corporation entered into a separate trust agreement known as The Sports Authority 401(k) Savings and Profit Sharing Trust and a separate trust agreement known as The Sports Authority 401(k) Savings and Profit Sharing Trust II ("Trust II"). Effective June 18, 1996, the Corporation merged Trust II into The Sports Authority 401(k) Savings and Profit Sharing Trust (hereinafter, the "Trust").

Prior to November 23, 1994, The Sports Authority, Inc. was an Affiliate of Kmart Corporation, and its employees were eligible to participate in the Kmart Corporation Employee Savings Plan ("Kmart Plan"). Effective November 23, 1994, The Sports Authority, Inc. is no longer an Affiliate of Kmart. All account balances of employees of The Sports Authority, Inc. who participated in the Kmart Plan were transferred in a trustee-to-trustee transfer from the Kmart Plan to this Plan.

The Plan and Trust are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, including the applicable requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Relief Reconciliation Act of 2001.

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                                   ARTICLE II

                                   DEFINITIONS

Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

2.01 Account. The accounts established and maintained for a Participant to record his interest in the Plan, designated as follows:

         (a) After-Tax Savings Account. The account maintained for a Participant to record After-Tax Savings Contributions made to the Plan under Section 4.01(b) and adjustments relating thereto plus any amounts transferred from the Employee's account in the Kmart Corporation Employee Savings Plan that held the Employee's after-tax contributions and adjustments thereto.

         (b) Before-Tax Savings Account. The account maintained for a Participant to record Before-Tax Savings Contributions made on his behalf under Section 4.01(a) of this Plan and adjustments relating thereto plus any amounts transferred from the Employee's account in the Kmart Corporation Employee Savings Plan that held the Employee's before-tax contributions and adjustments thereto.

         (c) Matching Contribution Account. The account maintained for a Participant to record his share of Matching Contributions made pursuant to Section 4.02(a) of the Plan and adjustments relating thereto plus any amounts transferred from the Employee's account in the Kmart Corporation Employee Savings Plan that held the Employee's Matching Contributions and adjustments thereto.

         (d) Profit Sharing Account. The account maintained for a Participant to record his share of Profit Sharing Contributions made pursuant to Section 4.02(b) of this Plan and adjustments relating thereto.

         (e) Rollover Account. The account maintained for a Participant to record amounts transferred to the Trust Fund pursuant to Section
               4.08 and adjustments relating thereto.

         (f) Transfer Account. The account maintained for a Participant to record amounts transferred to the Trust Fund from the Kmart Corporation Employee Savings Plan, which are not otherwise accounted for. The Employee shall always be 100% vested in his Transfer Account.

2.02 Additions. With respect to each Limitation Year, the total of the Employer Contributions allocated to a Participant's Matching Contribution Account and Profit Sharing Account, plus the total of the Forfeitures allocated to a Participant's Profit Sharing Account (exclusive of any Forfeiture amounts reinstated pursuant to Section 4.07), plus the total of the Before-Tax Savings Contributions and After-Tax Savings Contributions allocated to the Participant's Before-Tax Savings Account and After-Tax Savings Account and any amount allocated to an individual medical benefit account as defined under Code Section 401(h). For purposes of Section 5.03, the Limitation Year shall be the Plan Year; provided, however, that for the Plan Year ending December 31, 1994, Section 5.03 shall be applied based on 1/12th of the dollar amount that would be applicable to a full Plan Year. Additions shall not include any amounts transferred to the Participant's Rollover Account or Transfer Account.

2.03 Affiliate. An organization the employees of which are required to be treated as employed by a single employer with the Corporation as determined pursuant to Code Sections 414(b), (c), (m) and (o), but which is not an Employer.

2.04 After-Tax Savings Contributions. The contributions made by the Participant under Section 4.01(b) of this Plan.

2.05 Authorized Leave of Absence. Any absence authorized by the Employer under the Employer's standard human resources policies and practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

2.06 Beneficiary. A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.06 to receive any death benefit which shall be payable under this Plan.

2.07     Code. The Internal Revenue Code of 1986 and amendments thereto.

2.08 Committee. The persons appointed pursuant to Article VIII to assist the Corporation in the administration of the Plan in accordance with
         Article VIII. The Committee shall be the named Fiduciary and the plan administrator (as defined in Section 8.01) of the Plan for purposes of ERISA as it relates to the Employees of each Employer.

2.09 Compensation. All pay and other taxable benefits (including non-cash pay) received by an Employee from the Employer during the Plan Year within the meaning of Code Section 3401(a) for which the Employer is required to issue a Form W-2 plus amounts excluded from gross income under Code Section 402(g)(3) or 125 and effective for Plan Years beginning on or after January 1, 2001, amounts excluded under section 132(f) of the Code. For purposes of Article IV, Compensation shall be included only when earned by a Participant whose Participation has not been suspended pursuant to
         Section 3.05. Notwithstanding the foregoing, for purposes of Section 5.03, "Compensation" shall exclude amounts excluded from gross income under Code Section 402(g)(3) or 125 for Plan Years beginning prior to January 1, 1998 and effective for Plan Years beginning on or after January 1, 2001, amounts excluded under section 132(f) of the Code.

         In addition to other applicable limitations set forth in the Plan, the annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code
         Section 401(a)(17)(B).

2.10 Corporation. The Sports Authority, Inc. or any successor thereto. The Corporation is the sponsor of the Plan.

2.11 Disability. A physical or mental condition which entitles the Participant to receive benefits under the Federal Social Security Act.

2.12     Effective Date. The Plan is effective as of December 1, 1994.

2.13 Eligible Spouse. The spouse to whom a Participant or Former Participant is married on the earlier of the date benefit payments under the Plan commence pursuant to Section 6.04, or the date of the Participant's or Former Participant's death.

2.14 Employee. Any person who, on or after the Effective Date, the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. ss.31.3401(c)-1, is receiving remuneration for personal services rendered to the Employer as a common law employee (or would be receiving such remuneration except for an Authorized Leave of Absence), excluding (i) any person who is covered by a collective bargaining agreement entered into with the Employer with respect to which retirement benefits were the subject of good faith bargaining, unless and to the extent such agreement provides that the Plan shall apply to such person and (ii) any nonresident alien without earned income from the Employer which constitutes income from sources within the United States. "Employee" shall include any person considered a leased employee, but such leased employee shall not be eligible to participate in the Plan except as would be required to maintain the qualified status of the Plan. For this purpose, the term "leased employee" shall mean any person who is not an employee of the recipient and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person,
         (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient. If a person who is not classified as an Employee otherwise satisfies the requirements of this Section 2.14 and is subsequently reclassified by the Employer as an Employee, such person, for purposes of this Plan, shall be deemed an Employee from the later of the actual or the effective date of such reclassification.

2.15 Employer. The Corporation, and effective January 1, 1995, Authorities International, and collectively or individually as the context may indicate any other organization (a) the employees of which are required to be treated as employed by a single employer (as determined pursuant to Code Sections 414(b), (c), (m) and (o)), (b) which the Board of Directors of the Corporation shall have authorized to adopt the Plan, and (c) which by action of its own board of directors shall have adopted the Plan and become signatory to the Trust, or any successor to one or more of such entities. Notwithstanding the foregoing, if any Employer or portion thereof ceases to be an organization the employees of which are required to be treated as a single employer under Code
         Section 414(b), (c), (m) or (o), but retains an affiliation with the Corporation, such organization may remain an Employer if the Board of Directors of the Corporation so consents.

2.16     Employer Contributions.

         (a) Before-Tax Savings Contributions. The contributions made on behalf of the Participant under Section 4.01(a) of this Plan.

         (b) Matching Contributions. The contributions made by the Employer pursuant to Section 4.02(a) of this Plan.

         (c) Profit Sharing Contributions. The contributions made by the Employer pursuant to Section 4.02(b) of this Plan.

2.17 ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.18 Fiduciaries. The Employer, the Corporation, the Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.01.

2.19 Forfeiture. The portion of a Participant's Profit Sharing Account which is forfeited because of termination of employment before full vesting.

2.20 Former Participant. A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

2.21 Highly Compensated Employee. An Employee determined by the Employer to meet the criteria set forth in Code Section 414(q) and the regulations thereunder, as follows:


         (a) any Employee who, with respect to the Employer or an Affiliate, performed services during the Plan Year for which a determination is being made (the "Determination Year") and who

               (1) was at any time in the Determination Year or the preceding Determination Year a five-percent owner (as defined in Code
                    Section 416(i)); or

               (2)  for the preceding Determination Year

                    (A) received Compensation from the Company or an Affiliate in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Code Section 414(q); and

                    (B) was a member of the group consisting of the top twenty percent (20%) of Employees when ranked on the basis of Compensation paid during such preceding Determination Year.

         (b) For purposes of determining the number of Employees in the top-paid group under subparagraph (a)(2)(B), Employees who have less than six months of service, Employees who work less than 17 1/2 hours per week or less than six months per year, Employees who have not attained age 21 and nonresident aliens shall be excluded.

         (c) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

         (d) For purposes of this Section 2.21, the term "Compensation" means compensation within the meaning of Code Section 415(c)(3).

2.2 Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

2.3 Key Employee. An Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

         (a) an officer of the Corporation or an Affiliate having an annual compensation greater than 50% of the annual addition limitations of Code Section 415(b)(1)(A) for the Plan Year;

         (b) one of the ten Employees having annual compensation from the Corporation or an Employer or Affiliate of greater than 100% of the annual addition limitation of Code Section 415(c)(1)(A) and owning or considered to own the largest interest in the Corporation or an Affiliate;

         (c) a 5% owner of the Corporation or an Affiliate, treated separately; or

         (d) a 1% owner of the Corporation or an Affiliate, treated separately, having annual compensation from the Corporation or an Affiliate of more than $150,000.

For the purposes of this Section 2.23, no more than fifty Employees or, if less, the greater of three Employees or 10% of the Employees will be treated as officers.

2.24 Non-Highly Compensated Employee. An Employee of the Employer or the Corporation or an Affiliate who is not a Highly Compensated Employee.

2.25     Non-Key Employee. A Participant of this Plan who is not a Key Employee.

2.26 Normal Retirement Date. The first day of the month coincident with or next following the date a Participant attains Normal Retirement Age. A Participant's "Normal Retirement Age" shall be age sixty-five.

2.27 Participant. An Employee participating in the Plan in accordance with the provisions of Section 3.01.

2.28 Participation. The period commencing as of the date the Employee becomes a Participant and ending on the date his employment with the Employer terminates except that, with respect to a Former Participant, limited participation in the Trust Fund Income continues until his vested account balance is distributed.

2.29 Plan. The Sports Authority 401(k) Savings and Profit Sharing Plan set forth herein, as amended from time to time.

2.30 Plan Year or Year. The first Plan Year of this Plan shall be a short plan year from December 1, 1994 to December 31, 1994. Thereafter, the Plan Year shall be the 12-month period commencing on January 1 and ending on December 31.

2.31 Service. A Participant's period of employment with the Employer determined in accordance with Section 3.02.

2.32 Trust (or Trust Fund). The Fund known as The Sports Authority 401(k) Savings and Profit Sharing Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan. The Trust Fund may be maintained pursuant to more than one trust agreement.

2.33 Trustee. The corporation(s) or individuals appointed in accordance with the terms of the Plan to administer the Trust(s).

2.34 Valuation Date. Initially, the last day of each calendar month. The Committee may from time to time value the Trust Fund as of any other date it deems desirable on a nondiscriminatory basis.

2.35     Valuation Period. The period between two consecutive Valuation Dates.

2.36 Qualified Military Service. Service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

                                   ARTICLE III

                            PARTICIPATION AND SERVICE

3.01 Participation. Each Employee who was a Participant in the Kmart Corporation Employee Savings Plan on November 30, 1994, shall be eligible to participate in this Plan on the Effective Date. Any other Employee shall become a Participant in the Plan on the first day of the month coincident with or next following the date on which the Employee attains age 21 and completes 1,000 Hours of Service within an "eligibility computation period." For purposes of this Section 3.01, "eligibility computation period" shall mean each twelve (12) consecutive month period beginning on the date the Employee's employment or reemployment commenced. Except for the continuing participation in Trust Fund Income of a Former Participant, Participation in the Plan shall cease upon termination of employment with the Employer. "Termination of employment" may result from retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer or to retire by the date on which an Authorized Leave of Absence expires. After a termination of employment, a rehired Employee's subsequent Participation in the Plan shall be subject to the provisions of Section 3.03.

3.02 Service. A Participant's Service for purposes of vesting under the Plan shall be based on his years of Service. Subject to Sections 3.04 and 3.05, a Participant shall accrue one year of Service for each "vesting computation period" within which he has 1,000 or more Hours of Service. For purposes of this Section 3.01, "vesting computation period" shall mean each calendar year. Anything in the prior sentences to the contrary notwithstanding, for calendar years prior to January 1, 1995, and solely with respect to any Participant as of December 1, 1994, service with Kmart Corporation shall be considered as Service for vesting purposes under the Plan by: (i) crediting the Participant with one year of Service for the year in which he first completed an hour for which he was paid or entitled to payment by Kmart Corporation if such hour was completed prior to August 1 of that year; and (ii) crediting that Participant with one year of Service for each subsequent calendar year through December 31, 1994 if he was employed by Kmart during that calendar year.

3.03 Break in Service. A Plan Year during which the Employee completes less than 501 Hours of Service with the Employer, or an Affiliate, shall constitute a "Break in Service" unless he is credited with less than 501 Hours of Service because (a) he is transferred; (b) he is on Authorized Leave of Absence; or (c) he is temporarily laid off and he returns to employment immediately following the temporary layoff. Solely for purposes of determining whether an Employee has a Break in Service, if the employee is absent from Service because of pregnancy, the birth of a child, the adoption of a child or caring for a child immediately after birth or adoption, the Employee will be entitled to Hours of Service that he or she would have received but for that absence, but no more than 501 hours will be credited. The 501 hours is credited to the first Plan Year period in which the Employee would have less than 501 Hours of Service.

3.04 Participation and Service Upon Reemployment. Upon the reemployment of an Employee after termination of employment (as determined under Sections 3.01 and 3.05), the following rules shall apply in determining his Participation in the Plan under Section 3.01 and his Service under
         Section 3.02:

         (a) Participation for rehired Employees. If pursuant to paragraph (b) of this Section 3.04, such Employee's Break(s) in Service do not result in the cancellation of his pre-break Service, he shall participate in the Plan in accordance with the following:

               (1) if the Employee previously was a Participant, he shall participate for all purposes in the Plan as of the date of his reemployment;

               (2) if the Employee previously was not a Participant, he shall participate as of the first day of the month coincident with or following his reemployment on which he has completed the participation requirements of Section 3.01.

         If, however, the rehired Employee's pre-break Service is canceled pursuant to paragraph (b), he must again meet the participation requirements of Section 3.01 as if he were a new Employee, regardless of whether or not he was previously a Participant.

         (b) Vesting for rehired Employees. Such Employee's years of Service prior to the Break in Service shall be taken into account for purposes of determining the vested portion of his Profit Sharing Account funded after reemployment, if after reemployment the Employee subsequently completes 1,000 Hours of Service in the first Year, or any subsequent Year, following the date of his reemployment, and (1) any portion of his Profit Sharing Account is vested at the time of the Break in Service, or (2) the number of consecutive years in the Break in Service is less than the greater of (i) the aggregate number of years of Service prior to the break or (ii) five. Otherwise, years of Service attributable to his prior period of employment shall be canceled.

3.05 Transfers. Subject to the reemployment provisions of Section 3.04, for the purposes of determining eligibility to participate in the Plan and Service under Sections 3.02 and 3.03, respectively, an Employee shall receive recognition of his employment with any Employer or Affiliate.

         If a Participant is transferred to employment with an Affiliate or to an ineligible position with any Employer, his Participation under the Plan shall be suspended; provided, however, that during the period of his employment in such ineligible position. (1) he shall continue to participate in Income allocations pursuant to Section 5.02(a); (2) he shall cease all Before-Tax Savings Contributions and After-Tax Savings Contributions; (3) his Before-Tax Savings Account, Matching Contribution Account and Profit Sharing Account shall receive no Employer Contributions or Forfeiture allocations under Section 5.02(b), 5.02(c) or 5.02(d), except the Participant may receive such allocations for the

         Year in which the transfer occurs; (4) Service for vesting shall continue to accrue; and (5) the withdrawal privileges of Section 6.08 and the provisions of Article VI and Article VI-A shall continue to apply.

3.06 Hours of Service. Under this Article III, Hours (or weeks) of Service shall include the following:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

         (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Employer (regardless of whether employment has terminated) for reasons such as vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence; excluding, however, any period attributable to severance pay and any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with workers' compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically related expenses. An Employee shall be deemed to be "directly or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph
               (b).

         (d) The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans.

         (e) Notwithstanding any provision of the Plan to the contrary, Hours of Service with respect to periods of Qualified Military Service shall be credited in accordance with Code Section 414(u).

                                   ARTICLE IV
                                  CONTRIBUTIONS

4.01     Employee Contributions

         (a) Before-Tax Savings Contributions. A Before-Tax Savings Contribution represents an agreement by a Participant with the Employer to accept a reduction in the Participant's Compensation (as defined in Section 2.09 of the Plan) in consideration of a contribution to the Plan by the Employer on the Participant's behalf in the same amount on a pre-tax basis. Such Before-Tax Savings Contributions shall be permitted as determined by the Committee on a uniform and nondiscriminatory basis.

         (b) After-Tax Savings Contributions. A Participant may make After-Tax Savings Contributions to the Plan in the same manner he elects Before-Tax Savings Contributions to be made to the Plan.

         (c) Elections. Subject to the limitations of Section 4.03 and 5.03, a Participant may elect to enter into an agreement to make Before-Tax Savings Contributions and/or After-Tax Savings Contributions with the Employer by making an election in the manner prescribed by the Committee specifying the percentage of his Compensation he wishes to be contributed by the Employer from and after December 1, 1994 and whether such amounts shall be deferred as pre-tax or after-tax contributions. Such amount may be any amount of the Participant's Compensation, but the total amount of any Before-Tax Savings Contributions and After-Tax Savings Contributions may not be less than 1% or greater than 16% (50% as of October 1, 2002) (in whole percentages) of his Compensation in any Plan Year, provided that, in no event shall the Before-Tax Savings Contributions amount be greater than the limits imposed in Sections 4.05 and 4.06 of the Plan. Subject to the provisions of Section 4.03, an election shall remain in force until changed by a Participant in the manner prescribed by the Committee. A Participant may elect to stop his Before-Tax Savings Contribution and/or After-Tax Savings Contributions immediately with proper notification to the Committee. A Participant may resume contributions after previously electing to suspend contributions, by making an election in the manner prescribed by the Committee no later than 15 days prior to the first day of the following month, to be effective as of such calendar month. A Participant may elect to (a) commence contributions or (b) increase or decrease the percentage amount of any future Before-Tax Savings Contributions and After-Tax Savings Contributions by making an election in the manner prescribed by the Committee no later than 15 days prior to the first day of the next month. A Participant may not change his election with respect to Before-Tax Savings Contributions and After-Tax Savings Contributions already made by payroll deduction.

All Before-Tax Savings Contributions shall be made by payroll reduction. All After-Tax Savings Contributions shall be made by payroll deduction. For each payroll period, the Employer shall contribute an amount equal to the total amount of Before-Tax Savings Contributions and After-Tax Savings Contributions elected by the Participant for such payroll period. Such contributions shall, to the extent practicable, be made as soon as practicable, but shall not be made later than the fifteenth (15th) business day of the month following the month in which such contributions were withheld from the Participant's Compensation.

4.02     Employer Contributions

         (a) Employer Matching Contributions. In addition to the Before-Tax Savings Contributions and After-Tax Savings Contributions made pursuant to Section 4.01, and subject to the limitations further provided herein, for any Plan Year the Employer shall contribute Matching Contributions to the Plan. Matching Contributions shall be made to the Account of each active Participant whose Matching Contribution Account was not placed on inactive status for such Valuation Period in accordance with the provisions of Section
               3.05. Such Matching Contribution shall be equal to fifty percent (50%) of such Participant's Before-Tax Savings Contributions and/or After-Tax Savings Contributions for the Plan Year; provided, however, that such Matching Contributions shall not exceed 3% of such Participant's Compensation for the Plan Year.

               Except as provided in Sections 4.03, 4.04 and 4.05, Matching Contributions shall be made at the same time as Before-Tax Savings Contributions or After-Tax Savings Contributions are made under Section 4.01.

         (b) Profit Sharing Contributions. Subject to the provisions of the last paragraph of this subsection (b), for each Plan Year after the first Plan Year ending December 31, 1994, the Employer shall contribute at least one percent of Compensation per Year to the Trust, or such higher amount, if any, as its Board of Directors shall determine. Such contribution shall be allocated to each Participant based on the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Year. A contribution shall be deemed made on account of a Plan Year if either (a) the Board of Directors determines the amount of such contribution by appropriate action and announces the amount to Employees before the close of such Year, or (b) the Employer designates such amount in writing to the Trustee as payment on account of such Year, or (c) the Employer claims such amount as a deduction on the Employer's federal income tax return for such Year. Profit Sharing Contributions shall be made to the Profit Sharing Account of a Participant who completed 1,000 hours of Service during that Plan Year and who is employed on the last day of the Plan Year. For purposes of this Section, any Participant who dies or retires (whether after attaining age 65 or due to Disability) during the Plan Year shall be treated as being employed on the last day of the Plan Year.

               Profit Sharing Contributions, if any, shall be paid to the Trustee not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such tax return.

               Subject to the discretion of the Board of Directors, the contributions of the Employer may be made from any source, including, without limitation, its current or accumulated earnings, as computed in accordance with accepted accounting practices, before deduction of federal income taxes and reserves of a type or character allowed or allowable as deductions for federal income tax purposes, and before deduction of any contributions hereunder.

         (c) Forfeitures. Notwithstanding any of the foregoing, in the case of the reinstatement of a Forfeiture pursuant to the provisions of
               Section 4.07, the Employer shall contribute, if necessary and within a reasonable time after the repayment described in Section 4.07, an amount sufficient, when added to current Forfeitures, to reinstate such amounts.

4.03 Testing of Before-Tax Savings Contributions. Notwithstanding anything contained herein to the contrary, in each Plan Year in which Before-Tax Savings Contributions are made to the Plan, such Before-Tax Savings Contributions shall be subject to the following tests. These tests shall apply to the Before-Tax Savings Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer, however, may apply these tests at any other time during the Plan Year.

         Upon the application of the tests prior to the end of the Plan Year, if neither test is met, the Committee may adjust the Highly Compensated Employee's election to the extent necessary to meet either test.

         Upon the application of the tests at the end of the Plan Year, if neither test is met, the Committee shall distribute, within the time permitted by regulations issued by the Treasury Department after the end of the Plan Year, the excess Before-Tax Savings Contributions for a Highly Compensated Employee for a Plan Year (as defined below) from the Before-Tax Savings Account of the Highly Compensated Employee with the greatest amount of Before-Tax Savings Contributions for the Plan Year or until the Before-Tax Savings Contributions of such Highly Compensated Employee are equal to the Before-Tax Savings Contributions made by the Highly Compensated Employee with the next greatest amount of Before-Tax Savings Contributions for the Plan Year. This process shall be repeated until all excess Before-Tax Contributions have been distributed. For purposes of this Section 4.03, "excess Before-Tax Contributions" shall be the excess of (A) the aggregate amount of Before-Tax Contributions made by Highly Compensated Employees for the Plan Year over (B) the maximum amount of Before-Tax Contributions that would have permitted the Plan to satisfy the nondiscrimination test of
         Section 4.03 or 4.04 (determined by reducing Before-Tax Contributions made by Highly Compensated Employees in order of the deferral percentages beginning with the highest such percentage).

         The income or loss allocable to the excess Before-Tax Savings Contributions returned to the Participant is the allocable income or loss for the Plan Year in which the Before-Tax Savings Contributions were made and shall not include the allocable income or loss for the period between the end of such Plan Year and the date of distribution. The income or loss allocable to the excess contribution for the Plan Year shall be determined by multiplying the income or loss for the Plan Year by a fraction, the numerator of which is the excess Before-Tax Savings Contributions and the denominator of which is the Participant's account balance in his Before-Tax Savings Contributions on the last day of the Plan Year.

         Upon the application of the tests at the end of the Plan Year, at the option of the Employer, Before-Tax Savings Contributions may be recharacterized as After-Tax Savings Contributions. Alternatively, the Employer may make Qualified Nonelective Employer Contributions ("QNECs") to the Plan. Such QNECs may be treated as Before-Tax Savings Contributions in order to meet the tests, provided that the provisions of Code Section 401(a)(4) are met with respect to the QNECs that are treated as Before-Tax Savings Contributions and those that are not treated as such. QNECs treated as Before-Tax Savings Contributions may not be taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a)(4).

         For purposes of this Section, QNECs mean Employer Contributions that are nonforfeitable and subject to the distribution restrictions of Code
         Section 401(k)(2)(B), as required for Before-Tax Savings Contributions.

         It is specifically provided hereunder that any Matching Contributions shall be conditioned upon permissible Before-Tax Savings Contributions. Before-Tax Savings Contributions shall only be permissible to the extent they meet the nondiscrimination tests provided herein. In the event such nondiscrimination tests require the return of excess Before-Tax Savings Contributions, the corresponding Matching Contribution shall not be made to the Plan, or if such Matching Contributions have already been made to the Plan prior to the time the following tests are performed, then such Matching Contribution shall be forfeited and used to reduce future Matching Contributions.

         The determination of which test shall be met shall be based upon the test which results in the least amount of excess Before-Tax Savings Contributions.

         The Committee shall establish rules and procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

         Only one (1) of the following two (2) tests needs to be satisfied for there not to be an adjustment to or return of Before-Tax Savings Contributions as hereinabove provided.

              Test I - The actual deferral percentage for the eligible Highly Compensated Employee group for the current Plan Year is not more than the actual deferral percentage of the Non-Highly Compensated Employee group for the preceding Plan Year multiplied by 1.25.

              Test II - The excess of the actual deferral percentage of the Highly Compensated Employee group for the current Plan Year over the Non-Highly Compensated Employee group for the preceding Plan Year is not more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Employee group for the current Plan Year is not more than the actual deferral percentage of the Non-Highly Compensated Employee group for the preceding Plan Year multiplied by 2.0.

       For purposes of Test I and Test II, the "actual deferral percentage" for each such group of Employees for a Plan Year is the average of the ratios (expressed as a percentage to the nearest one-hundredth of one (1) percent), calculated separately for each Employee in each such group, of
       (A) the Employee's Before-Tax Savings Contributions for the Plan Year (excluding any Before-Tax Savings Contributions that are (i) taken into account in determining the "contribution percentage" under Section 4.04,
       (ii) distributed to an Employee who is not a Highly Compensated Employee pursuant to Section 4.05, or (iii) returned to the Employee pursuant to
       Section 5.03) plus, in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliate, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated under Treas. Reg. (S)1.401(k)-1(b)(3)(ii)(B)) for the Plan Year, to (B) the Employee's Compensation for the Plan Year. In accordance with Treasury Regulations, the Corporation may elect to apply Test I and Test II based upon the actual deferral percentage for Employees who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year.

       All rules of application with reference to Test I and Test II, including any modification or restriction on the multiple use of Test II, shall be governed by Code Section 401(k) and any rules and regulations issued pursuant thereto.

       Notwithstanding anything above to the contrary, the amount of a Participant's Before-Tax Savings Contributions to be distributed to the Participant or recharacterized as After-Tax Savings Contributions, in the event the tests set forth in this Section 4.03 are not met, must be reduced by the amount of Before-Tax Savings Contributions in excess of the annual dollar limit set forth in Section 4.05 which were previously distributed to the Participant for the Participant's taxable year ending with or within the Plan Year.

       The failure to correct Before-Tax Savings Contributions in excess of the amount permitted under the tests set forth in this Section 4.03 by the end of the Plan Year following the Plan Year in which they were made will cause the cash or deferred arrangement under the Plan to fail to satisfy the requirements of Code Section 401(k)(3) for the Plan Year in which the contributions were made and for all subsequent years that they remain in the Trust Fund. The Employer will also be liable for a 10% excise tax on the amount of Before-Tax Savings Contributions in excess of the amount permitted under the tests set forth in this Section 4.03 unless they are corrected before 2 1/2 months after the close of the Plan Year for which they were made.

4.04 Testing of After-Tax Savings Contributions and Matching Contributions. Notwithstanding anything contained herein to the contrary, After-Tax Savings Contributions and Matching Contributions made during the Plan Year shall be subject to the following tests. These tests shall apply to the After-Tax Savings Contributions and Matching Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer, however, may apply these tests at any other time during the Plan Year.

       Upon the application of the tests at the end of the Plan Year, if neither test is met, then the excess aggregate After-Tax Savings Contributions and Matching Contributions (as defined below) not previously deemed forfeited pursuant to Section 4.03 shall be distributed from the After-Tax Savings Account (or if none, from the Matching Contribution Account) of the Highly Compensated Employee with the greatest amount of aggregate After-Tax Savings Contributions and Matching Contributions for the Plan Year or until the aggregate After-Tax Savings Contributions and Matching Employer Contributions of such Highly Compensated Employee is equal to the aggregate After-Tax Savings Contributions and Matching Contributions made on behalf of the Highly Compensated Employee with the next greatest amount of aggregate After-Tax Savings Contributions and Matching Contributions for the Plan Year. This process shall be repeated until all excess aggregate After-Tax Savings Contributions and Matching Contributions have been distributed. For purposes of this Section 4.04, "excess aggregate After-Tax Savings Contributions and Matching Contributions" shall be the excess of (A) the aggregate amount of After-Tax Savings Contributions and Matching Contributions made by Highly Compensated Employees for the Plan Year over (B) the maximum amount of After-Tax Savings Contributions and Matching Contributions that would have permitted the Plan to satisfy the nondiscrimination test of Section
       4.03 or 4.04 (determined by reducing After-Tax Savings Contributions and Matching Contributions made by Highly Compensated Employees in order of the contribution percentages beginning with the highest such percentage).

       The excess After-Tax Savings Contributions or Matching Contributions to be distributed to the Participant shall be adjusted for income or loss but shall not include allocable income or loss for the period between the end of the Plan Year and the date of distribution to the Highly Compensated Employee. The income or loss allocable to the excess After-Tax Savings Contributions or Matching Contribution is determined by multiplying the income or loss allocable to all the After-Tax Savings Contributions or Matching Contributions made on behalf of the Participant for the Plan Year by a fraction. The numerator of the fraction is the excess After-Tax Savings Contributions or Matching Contributions and the denominator is the Participant's account balance in his After-Tax

       Savings Account or Matching Contribution Account on the last day of the preceding Plan Year.

       The determination of which test shall be met shall be based upon the test which results in the least amount of excess After-Tax Savings Contributions or Matching Contributions.

       The Committee shall establish rules and procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

       Only one (1) of the following two (2) tests needs to be satisfied for there not to be an adjustment as previously provided in this Section.

              Test I - The actual contribution percentage for the eligible Highly Compensated Employee group for the current Plan Year is not more than the actual contribution percentage of the Non-Highly Compensated Employee group for the preceding Plan Year multiplied by 1.25.

              Test II - The excess of the actual contribution percentage for the Highly Compensated Employee group for the current Plan Year over the Non-Highly Compensated Employee group for the preceding Plan Year is not more than two (2) percentage points, and the actual contribution percentage of the Highly Compensated Employee group for the current Plan Year is not more than the actual contribution percentage of the Non-Highly Compensated Employee group for the preceding Plan Year multiplied by 2.0.

       For purposes of Test I and Test II, the "actual contribution percentage" for each such group of Employees for a Plan Year is the average of the ratios (expressed as a percentage to the nearest one-hundredth of one (1) percent), calculated separately for each Employee in each such group, of
       (A) the Employee's After-Tax Savings Contributions for the Plan Year and the Matching Contributions allocated to an Employee's Account for the Plan Year, plus, in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Employer or an Affiliate to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated under Treas. Reg. (S)1.401(m)-1(b)(3)(ii)) for the Plan Year, to (B) the Employee's Compensation for the Plan Year. To the extent permitted by applicable regulations, the Plan Administrator may elect to take Before-Tax Savings Contributions into account in determining the actual contribution percentage. In accordance with Treasury Regulations, the Corporation may elect to apply the tests of this Section 4.04 based upon the contribution percentage for Employees who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year.

       For purposes of determining the actual contribution percentages under Test I and Test II above, the Corporation may take Before-Tax Savings Contributions into account, in accordance with Treasury Regulations, so long as the requirements of Section 4.03 are met both when the Before-Tax Savings Contributions used in determining the actual contribution percentages are and are not included in determining actual deferral percentages.

       All rules of application with reference to Test I and Test II, including any modification or restriction on the multiple use of Test II, shall be governed by Code Section 401(m) and any rules and regulations issued pursuant thereto. In addition, the Plan shall satisfy the multiple use test of Treas. Reg. (S)1.401(m)-2, and all such other requirements as may be prescribed by the Secretary of the Treasury, which are hereby incorporated by reference.

       The amount of a Participant's After-Tax Savings Contributions and Matching Contributions in excess of the amount permitted under the tests set forth in this Section 4.04 for a Plan Year shall be determined only after first determining the amount of such Participant's Before-Tax Savings Contributions which are to be recharacterized as After-Tax Savings Contributions in the event the tests set forth in Section 4.04 are not met.

4.05 Maximum Before-Tax Savings Contributions. Notwithstanding anything contained herein to the contrary, Before-Tax Savings Contributions contributed pursuant to this Plan shall not exceed the limit prescribed by Code Section 402(g) for any Participant in any calendar year.

       In the event that Before-Tax Savings Contributions are made to the Plan in excess of this limit, the excess, including income or loss, shall be returned to the Participant by the April 15 of the calendar year following the calendar year in which such Before-Tax Savings Contributions were made. The income or loss allocable to the excess Before-Tax Savings Contribution shall be determined in the same manner as described in Section 4.03.

       Further, in the event the Participant notifies the Committee by the March 1 of the calendar year following the calendar year in which Before-Tax Savings Contributions have been made that the Participant has contributed in excess of the Code Section 402(g) limit to all other plans to which the limit applies and requests a return of such excess, the Committee shall return the excess with earnings by April 15.

       In the event of the return of the excess Before-Tax Savings Contributions, the corresponding Matching Contribution shall be forfeited and used to reduce future Matching Contributions. To this end, the vesting provisions of this Plan applicable to Matching Contributions are conditioned on such Before-Tax Savings Contributions being permissible Before-Tax Savings Contributions. Before-Tax Savings Contributions in excess of the Code Section 402(g)(5) limit (as adjusted) are specifically prohibited hereunder and, as a result, the Employer reserves the right for up to one (1) Plan Year following the Plan Year in which the Matching Contribution was made to recapture any

       Matching Contribution mistakenly made to the Plan due to the Employee exceeding the Code Section 402(g) limit.

       Notwithstanding anything above to the contrary, the amount of a Participant's Before-Tax Savings Contributions to be distributed to the Participant in excess of the annual dollar limit set forth in this
       Section 4.05 must be reduced by the amount of Before-Tax Savings Contributions in excess of the amount permitted under the tests set forth in Section 4.03 which were previously distributed to the Participant or recharacterized as After-Tax Savings Contributions for the Participant's taxable year ending with or within the Plan Year.

4.06 Maximum Deductible Contributions. In no event shall the contribution by the Corporation or the Employer under this Article IV be greater than the amount permissible under Section 5.03 or deductible by the Corporation or Employer for federal income tax purposes of the taxable year with respect to which the contribution is made, plus such additional amount as may be deductible by reason of a deduction carried forward from any prior year (or years) when less than the maximum deductible amount was actually contributed.

4.07 Disposition of Forfeitures. Upon termination of employment, a Participant's Forfeiture, if any, shall be maintained in his Account and shall continue to receive Income allocations to Section 5.02(a) until it is redistributed to his new Account in accordance with the provisions of this Section, or until it becomes available for use to reduce Profit Sharing Contributions.

       If the terminated Participant does not return to the employ of the Employer before he has incurred a One-year Break in Service (as determined in Section 3.02), his previous Profit Sharing Account shall be closed, and his Forfeiture(s) shall be used first to reinstate any Account under this Section and then to reduce future Profit Sharing Contributions; however, such Forfeiture(s) may be reinstated in accordance with the following paragraph.

       If the terminated Participant received all of the vested amounts in his Accounts, if any, and returns to the employ of the Employer before he has incurred five (5) consecutive One-year Breaks in Service, he may have the balances in that Account restored under the following circumstances. If the Participant repays the amount of the distribution, if any, he received from his Profit Sharing Account at his previous termination of employment before the earlier of (a) five (5) years after the first date on which he or she is subsequently reemployed by the Employer or (b) the close of the first period of five (5) consecutive One-year Breaks in Service commencing after the distribution, the repaid amount and an amount equal to the Forfeiture resulting from his previous termination of employment shall become the beginning balance(s) in his new Profit Sharing Account. A Participant who received no distribution from his Profit Sharing Account because he had no vested interest in that Account will be treated as if he received a distribution and incurred a Forfeiture immediately upon his termination of employment and as if he had repaid a distribution immediately upon his reemployment if he is reemployed. The Forfeiture shall be reinstated from contributions made by the Employer, as required to restore the Participant's Profit Sharing Account, in accordance with the provisions of Section 4.01.

         Until and unless a Forfeiture is reinstated under the preceding paragraph, the reemployed Participant's beginning balance in his new Profit Sharing Account shall be zero.

4.08 Rollover Amount From Other Plans. An Employee eligible to participate in the Plan, regardless of whether he has satisfied the eligible requirements of Section 3.01, may transfer to the Trust Fund an "Eligible Rollover Distribution," as defined in Code Section 402(c)(4), provided that such distribution is from a plan which meets the requirements of Code Section 401(a) (the "Other Plan"), and the transfer is made in cash only. The procedures approved by the Committee shall provide that such a transfer may be made only if the following conditions are met:

         (a) the transfer occurs on or before the 60th day following the Employee's receipt of the distribution from the Other Plan or was made as a direct rollover from the Trustee of the Other Plan; and

         (b) the amount transferred is equal to any portion of the distribution the Employee received from the Other Plan, subject to the maximum rollover provision of Code Section 402(c)(2).

         Notwithstanding the foregoing, if an Employee had deposited an "Eligible Rollover Distribution" previously received from an Other Plan into an Individual Retirement Account ("IRA"), as defined in Code
         Section 408 and that IRA contains no other money from any other source, he may transfer the amount of such distribution, provided that such distribution consists only of cash plus earnings thereon from the IRA, to the Plan; provided, such rollover amount is deposited with the Trustee on or before the 60th day following receipt thereof by the Employee from the IRA.

         The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 4.08. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to an account known as a Rollover Account. Such accounts shall be 100% vested and shall share in Income allocations in accordance with Section 5.02(a), but shall not share in Profit Sharing Contributions, Matching Contributions or Forfeiture allocations. Upon termination of employment, the total amount of the Employee's Rollover Account shall be distributed in accordance with Article VI.

         Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.01, his

         Rollover Account shall represent his sole interest in the Plan until be becomes a Participant.

4.09     Direct Rollovers from This Plan.

         (a) Eligible Rollover Distribution. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section 4.09, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)   Definitions.

           (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and a withdrawal made after December 31, 1999 that includes a hardship withdrawal described in Code Section 401(k)(2)(B)(i)(IV).

           (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

           (4) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

4.10     Contributions For Periods of Qualified Military Service.
         Notwithstanding any provision of this Plan to the contrary, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Code Section 414(u), as follows:

         (a) Before-Tax Savings Contributions and After-Tax Savings Contributions. The Employer shall permit a reemployed Participant to make additional Before-Tax Savings Contributions and/or After-Tax Savings Contributions during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of

           (1) the product of 3 and the period of Qualified Military Service which resulted in such rights, and

           (2) 5 years.

         The amount of additional Before-Tax Savings Contributions and/or After-Tax Savings Contributions permitted under this subsection (a) is the maximum amount of the Before-Tax Savings Contributions and/or After-Tax Savings Contributions that the Participant would have been permitted to make under the Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received compensation as determined under subsection (e). Proper adjustment shall be made to the amount determined under the preceding sentence for any Before-Tax Savings Contributions and/or After-Tax Savings Contributions actually made during the period of such Qualified Military Service.

         (b) Matching Contributions. The Employer shall make a Matching Contribution on behalf of a Participant with respect to any additional Before-Tax Savings Contributions and/or After-Tax Savings Contributions made by the Participant pursuant to subsection (a) on the same basis Matching Contributions would have been made under Section 4.02(a) had such Before-Tax Savings Contributions and/or After-Tax Savings Contributions actually been made during the period of Qualified Military Service.

         (c) Profit Sharing Contributions. The Employer shall make Profit Sharing Contributions on behalf of a reemployed Participant pursuant to Section 4.02(b), provided the Participant would be entitled to share in such contributions pursuant to Section 4.02(b) had the Participant not been in Qualified Military Service.

         (d) Limitation on Crediting of Earnings and Forfeitures. Nothing in this Section 4.10 shall be construed as requiring (i) any crediting of earnings to a Participant with respect to any Before-Tax Savings Contributions, After-Tax Savings Contributions or Matching Contribution before such contribution is actually made, or (ii) any allocation of any forfeiture with respect to the period of Qualified Military Service.

         (e) Compensation. For purposes of this Section 4.10, a reemployed Participant shall be treated as receiving compensation during a period of Qualified Military Service equal to

           (1) the Compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of pay the Participant would have received from the Employer but for absence during the period of Qualified Military Service, or

           (2) if the Compensation the Participant would have received during such period was not reasonably certain, the Participant's average Compensation during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

          (f) Inapplicability of Certain Limitations. If any contributions are made by a Participant or the Employer in accordance with this
               Section 4.10:

           (1) any such contribution shall not be subject to any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the requirements of, Section 4.03, 4.04, 4.05, 5.03 or 5.04, and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan with respect to the year in which the contribution is made; and

           (2) any such contribution shall be subject to the limitations referred to in subparagraph (f)(1) with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury).

                                    ARTICLE V

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.01 Individual Accounts. The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distributions made from an Account shall be charged to the Account as of the date paid.

5.02 Account Adjustments. The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted, subject to the provisions of Sections 5.03 and 5.04, in accordance with the following:

         (a) Income. In general, the Income of the Trust Fund for each Valuation Period shall be allocated to the Accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their Accounts on the last day of the Valuation Period in proportion to the balances in such Accounts on the first day of the Valuation Period, after first reducing each such Account balance by any distributions from the Account during the Valuation Period.

         (b) Before-Tax Savings Contributions. On or before each Valuation Date the Before-Tax Savings Contributions received by the Trust Fund during the Valuation Period shall be allocated to the Before-Tax Savings Accounts of the Participants on whose behalf such contributions were made.

         (c) After-Tax Savings Contributions. On or before each Valuation Date the After-Tax Savings Contributions received by the Trust Fund during the Valuation Period shall be allocated to the After-Tax Savings Accounts of the Participant making such contribution.

         (d) Matching Contributions. On each Valuation Date the Employer Matching Contribution for the Valuation Period shall be allocated to the Matching Contribution Accounts of the Participants on whose behalf such contributions were made and who are eligible to receive such Matching Contributions under Section 4.02(a) of the Plan.

         (e) Profit Sharing Contributions. As of the end of each Plan Year, the Profit Sharing Contribution for the Plan Year, if any, made pursuant to Section 4.02(b) shall be allocated among those Participants who are eligible to receive such Profit Sharing Contributions under Section 4.02(b) of the Plan. Such contribution shall be allocatedaccording to the ratio that each Participant's Compensation for the Year bears to the total Compensation of all Participants for the Year.

         (f) Forfeitures. As of the end of each Plan Year, Forfeitures which have become available for distribution during such Year, in accordance with Section 4.07, shall be used to reduce future Profit Sharing Contributions. However, if a previous Forfeiture is eligible to be reinstated in accordance with the provisions of
               Section 4.07, any Forfeitures which are currently available for allocation shall be used first to reinstate such amount.

5.03 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Additions made to the Accounts of a Participant for any Plan Year shall not exceed the lesser of (1) $30,000 (or such other amount in effect under Code section 415(c)(1)(A))or (2) 25% of the Participant's Compensation for the Plan Year. The 25% limitation referred to in clause (2) shall not apply to any contribution for medical benefits within the meaning of Code Section 419(A)(f)(2) after separation from service which is otherwise treated as an Addition, or to any amount otherwise treated as an Addition under Code Section 415(l)(1).

         Notwithstanding the foregoing, for Plan Years beginning prior to January 1, 2000, the other possible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Corporation, to prevent disqualification of the Plan under Code Section 415(e), which imposes additional limitations on the benefits payable to Participants who also may be participating in a tax-qualified defined benefit plan of the Employer or an Affiliate.

         If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g) that may be made under Code Section 415, or under other limited situations that the Commissioner of Internal Revenue finds justifies the availability of the rules in this subsection, the Additions to the Account of any Participant in any Plan Year would exceed the maximum amount permissible hereunder, the Committee shall determine which portion of such excess amount is attributable to which type of contribution in the Participant's Account, by treating such excess amount as attributable first to After-Tax Savings Contributions, then (for Participants other than Highly Compensated Employees) to Before-Tax Savings Contributions, then to Matching Contributions, and finally (for Participants who are Highly Compensated Employees) to Before-Tax Savings Contributions allocated for the Plan Year until such amounts have been exhausted, and shall take the following appropriate steps to correct such violation:

         (a) After-Tax Savings Contributions, along with earnings thereon, shall be returned to the Participant.

           (1) If the Participant remains an Employee, his excess Before-Tax Savings Contributions and Matching Contributions shall be held in a suspense account by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such excess Before-Tax Savings Contributions and Matching Contributions shall be allocated to the Participant's Account before any Before-Tax Savings Contributions are withheld from his Compensation or any Matching Contributions are allocated to his Account for such Plan Year; or

           (2) If the Participant is no longer an Employee, his excess Before-Tax Savings Contributions, along with earnings thereon, shall be returned to the Participant, and his excess Matching Contributions shall be forfeited and shall be held in a suspense account by the Trustee until the following Plan Year (or any succeeding Plan Years) at which time such amounts shall be allocated to the Accounts of all other Participants in the Plan and used to reduce Matching Contributions otherwise allocable to such Participants for such Plan Year.

         The Committee shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of Code Section 415. If the Before-Tax Savings Contributions of any Highly Compensated Employee are reduced pursuant to this Section, the related Matching Contributions shall be forfeited to the extent required by Section 4.03. The amounts returned pursuant to this Section shall be disregarded for purposes of applying the limitations set forth in Sections 4.03 and 4.04.

         The above limitations are intended to comply with the provisions of Code Section 415, as amended, so that the maximum benefits provided by plans of the Corporation shall be exactly equal to the maximum amounts allowed under Code Section 415 and regulations thereunder. If there is any discrepancy between the provisions of this Section 5.03 and the provisions of Code Section 415 and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Code Section 415.

5.04 Top-Heavy Provisions. The following provisions shall become effective in any Plan Year in which the Plan is determined to be a "Top-Heavy Plan". For purposes of this Section 5.04, compensation shall have the same meaning as in Section 5.03.

         (a) Determination of "Top-Heavy". The Plan will be considered a "Top-Heavy Plan" for the Plan Year if, as of the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year (the "Determination Date"), (1) the value of the sum of all Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date) of Participants who are Key Employees exceeds 60% of the value of the sum of all Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made and allocated on or before that date) (the "60% Test") or (2) the Plan is part of a required aggregation group (as defined below) and the required aggregation group is "Top-Heavy". However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a "Top-Heavy Plan" for any Plan Year in which the Plan is a part of a required or permissive aggregation group (as defined below) which is not "Top-Heavy".

               In calculating the Account balances for purposes of determining whether the Top-Heavy rules of this Section 5.04 apply to the Plan, the amount of any Participant's Account includes aggregate distributions made to such Participant from the Plan during the Plan Year containing the Determination Date and the preceding four Plan Years. However, if any Employee has not performed any service for the Employer at any time during the five (5) year period ending on the Determination Date, his Account balances shall not be taken into Account in the 60% Test. The preceding sentences shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be in an Aggregation Group defined by Code Section 416(g).

         (b) Minimum Allocations. In the event that the aggregate Employer Contributions allocated to all Non-Key Employees' Accounts are less than three percent (3%) of compensation, then the Employer shall contribute to the Plan an amount necessary to provide a minimum contribution of at least three percent (3%) of compensation to such Non-Key Employees who have not separated from service by the end of the Plan Year and regardless of whether such Non-Key Employees failed to complete one year of Service (as determined under Section 3.02) during the Plan Year . In no event, however, shall the allocation of the minimum contribution to Non-Key Employees be greater than the total allocation of Employer Contributions to the Accounts for Key Employees. Any special contribution or reallocation as herein provided shall be made to the Participant's Profit Sharing Account on the basis of the ratio that the Non-Key Employee's compensation bears to the total compensation of all Non-Key Employees. In the event the Corporation shall also maintain a defined benefit plan and such defined benefit plan provides the minimum accrued benefit determined pursuant to Code Section 416(c)(1), then the adjustment provided above in this Section 5.04(b) shall not be required.

         (c) Impact on Maximum Benefits. For any Plan Year prior to January 1, 2000 in which the Plan is a Top-Heavy Plan, the limitations required by Code Section 415(e)(2)(B) or 415(e)(3)(B) shall be read by substituting the number "1.0" for the number "1.25" wherever it appears therein, except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

         (d)   Aggregation with Other Plans:

               (1) Required Aggregation. If a Key Employee under this Plan also participates in another plan of the Corporation or an Employer or an Affiliate which is qualified under Code
                    Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), or if this Plan and another plan must be aggregated so that either this Plan or the other plan will meet the non-discrimination and coverage requirements of Code Section 401(a)(4) or 410(b), then this Plan and any such other plan will be aggregated for purposes of determining "Top-Heaviness". This Plan will automatically be deemed "Top-Heavy" if such required aggregation of plans is "Top-Heavy" as a group and will automatically be deemed not "Top-Heavy" if such required aggregate of plans is not "Top-Heavy" as a group.

               (2) Permissive Aggregation. Any other plan of the Corporation or an Employer or an affiliate which is qualified under Code
                    Section 401(a) or which is a simplified employee pension plan under Code Section 408(k), and which is not in the required aggregation referenced in (1) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (1) above) for purposes of determining "Top-Heaviness" if such aggregation would continue to meet the non-discrimination and coverage requirements of Code Sections 401(a)(4) and 410(b). This Plan will automatically be deemed not "Top-Heavy" if such permissive aggregation of plans is not "Top-Heavy" as a group.

               (3) "Top-Heavy" status of the plans as a group is determined by aggregating the plans' respective "Top-Heavy" determinations that are made as of determination dates that fall within the same calendar year.

               Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is "Top-Heavy" (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a Key Employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Corporation, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

         The provisions of this Section shall be retroactively inoperative and of no effect for any Plan Year if any federal law or regulation specifies that these provisions are not required for such Plan Year to maintain the qualified status of the Plan under Code Section 401(a).

5.05 Recognition of Different Funds. As provided in Article VI-A, one or more investment funds shall be established and each Participant and Former Participant shall direct what portion of each of his Accounts (except the Profit Sharing Account until the time a Participant is 100% vested in that Account) shall be deposited in each fund. Consequently, when appropriate, a Participant or a Former Participant shall have an Account in each such fund and the allocations described in Section 5.02 shall be adjusted in such manner as is appropriate to recognize the existence of these investment funds.

         Because each Participant and Former Participant has a choice of investment funds as to his Accounts, any reference in this Plan to such Accounts shall be deemed to mean and include all Accounts of a like nature which are maintained for the Participant under each investment fund. Any payments made under this Plan to the Participant or a Beneficiary shall be paid pro rata from each investment fund and Account, unless otherwise specifically provided.

                                   ARTICLE VI
                                    BENEFITS

6.01 Retirement or Disability. If a Participant's employment with the Employer is terminated (1) at or after he attains Normal Retirement Age, or (2) at an earlier age because of Disability, he shall be 100% vested in the entire amount in each of his Accounts as of his Normal Retirement Age or date of Disability, and he is entitled to receive the entire amount in each of his Accounts on or after the Valuation Date coincident with or next following his termination of employment.

         The "entire amount" in a Participant's Accounts shall include any Before-Tax Savings Contributions, After-Tax Savings Contributions, Matching Contributions, Rollover Contributions or Profit Sharing Contributions made for the Year of termination of employment but not yet allocated and any Forfeiture amounts eligible for reinstatement pursuant to Section 4.03.

         Payment of benefits due under this Section shall be made in accordance with Section 6.04.

6.02 Death. In the event that the termination of employment of a Participant is caused by his death, his Beneficiary shall be 100% vested in the entire amount in each of his Accounts as of his date of death and the Beneficiary is entitled to receive the entire amount in each of his Accounts on or after the Valuation Date coincident with or next following his date of death.

         The "entire amount" in a Participant's Accounts shall include any Before-Tax Savings Contributions, After-Tax Savings Contributions, Matching Contributions, Rollover Contributions or Profit Sharing Contributions made for the Year in which his death occurred but not yet allocated and any Forfeiture amounts eligible for reinstatement pursuant to Section 4.02.

         Payment of benefits due under this Section shall be made in accordance with Section 6.04.

6.03 Termination for Other Reasons. If a Participant's employment with the Employer is terminated before Normal Retirement Age for any reason other than Disability or death, the Participant shall be entitled to:

         (a) The entire amount credited to his Transfer Account, Rollover Account, Before-Tax Savings Account, After-Tax Savings Account and Matching Contribution Account on the Valuation Date coincident with or next following his termination of employment, including all Contributions made for the Plan Year of termination but not yet allocated and any Forfeitures eligible for reinstatement pursuant to Section 4.07, plus

         (b) The amount equal to the vested percentage of the balance then credited to his Profit Sharing Account at the Valuation Date coincident with or next following his termination of employment. Such vested percentage shall be determined in accordance with the following schedule:

                                             Vested                Forfeited
               Years of Service            Percentage              Percentage
               ----------------            ----------              ----------
                 Less than 5                    0%                    100%
                  5 or more                   100%                      0%

         (c) Notwithstanding the foregoing, if a Participant's termination of employment occurs while the Plan is a "Top-Heavy" Plan (as determined in accordance with Section 5.04), such Participant's vested percentage in his Profit Sharing Account shall not be less than the percentage determined in accordance with the following schedule:

                                             Vested                Forfeited
               Years of Service            Percentage              Percentage
               ----------------            ----------              ----------
                 Less than 3                    0%                    100%
                  3 or more                   100%                      0%

               If the Plan becomes a "Top-Heavy" Plan and subsequently ceases to be such, the foregoing vesting schedule shall continue to apply in determining the vested percentage of any Participant who had at least three years of Service as of December 31 in the last Year of "Top-Heaviness". For other Participants, said schedule shall apply only to their Profit Sharing Account balances as of such December 31.

         (d) Payment of benefits due under this Section shall be made in accordance with Section 6.04.

6.04 Payment of Benefits. Upon a Participant's entitlement to payment of benefits under either Section 6.01 or 6.03, he shall file with the Committee his election in such form or forms as the Committee shall provide. His election shall specify the date he selects for payment of benefits which may be as of the date of his entitlement to benefits or may be a date deferred to the extent provided below. The Trustee will distribute benefits as soon as practicable following receipt of the election and benefits shall be valued as of the date of distribution. Notwithstanding the foregoing, if the amount in the Participant's vested Accounts upon termination of employment with the Employer or any Affiliate does not exceed $5,000, the Committee shall allow 90 days for the Participant to make an election and following that period shall direct the Trustee to distribute such amounts to the Participant. Furthermore, if the amount in the Participant's vested Account as of his termination of employment with the Employer or any Affiliate was greater than $3,500 (or, if the Participant has not attained age 65, ever exceeded $3,500 at the time of any prior distribution) but is $5,000 or less on or after January 1, 1998, such Account shall be paid in a single lump sum as soon as administratively practicable after January 1, 1998. Payment of benefits to a Participant under either
         Section 6.01 or 6.03 shall be made in one lump sum.

         Upon a Participant's death, the Committee shall follow the Participant's Beneficiary designation under Section 6.06 in the case of a distribution under Section 6.02. Payment to a Participant's or Former Participant's Beneficiary shall be made in one lump sum. Such distribution shall commence as soon as practicable after the end of the Valuation Period immediately following the Participant's or Former Participant's death, but in no event later than the December 31 of the fifth year following the year of the Participant's or Former Participant's death.

         Unless a Participant elects earlier commencement of benefits, and except as provided in Section 6.06, payment of his benefits under this Plan shall be made or commence no later than the sixtieth day after the later of (a) the end of the Plan Year of his sixty-fifth birthday, or
         (b) the end of the Plan Year in which his employment terminates, or (c) the date on which the amount of benefits due under the Plan can be ascertained by the Committee. The Participant may defer receipt of his benefits until age 65. If the Participant defers receipt of his benefits, the unpaid balance of his Accounts shall receive an Income allocation on the last day of each Valuation Period.

         The amount which a Participant, Former Participant or Beneficiary is entitled to receive at any time and from time to time shall be paid in cash; provided that if a Participant's Account consists of 50 or more shares of Kmart Corporation stock and/or 100 shares of The Sports Authority, Inc. stock, such stock shall be distributed in kind unless the Participant elects to receive cash in lieu of shares. In the event that shares of Kmart Corporation stock or The Sports Authority, Inc. stock in a Participant's Account are paid in cash instead of in kind, the amount payable under this Article VI shall be adjusted to reflect the fair market value of such shares. Notwithstanding the foregoing, effective for elections made on or after December 1, 2001, a Participant's Account shall be distributed in cash unless the Participant elects to receive shares of The Sports Authority, Inc. stock. For purposes of this Section 6.04, "fair market value" shall mean the closing price at which the shares are sold on the applicable stock exchange on the date as of which the Participant's distribution is processed pursuant to standard, nondiscriminatory administrative procedures. Anything contained herein to the contrary notwithstanding, fractional shares shall be paid in cash.

         A Participant's election to commence payment prior to the date he attains his Normal Retirement Date must be made within the 90-day period ending on the date benefits commence and in no event earlier than the date the Committee provides the Participant with information relating to his right to defer payment until his Normal Retirement Date and his right to make a direct rollover as set forth in Section 4.09. Such information must be supplied not less than 30 days nor more than 90 days prior to the date benefits commence. Notwithstanding the preceding sentence, benefit payment may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

6.05 Required Minimum Distributions. Notwithstanding anything contained herein to the contrary:

         (a) Any benefits to which a Participant who is a five-percent owner (within the meaning of Code Section 416(i)) is entitled shall be paid in one lump sum not later than the April 1 following the calendar year in which the Participant attains age 70 1/2 whether or not his employment had terminated in such year; and

         (b) Any benefits to which a Participant who is not a five-percent owner (within the meaning of Code Section 416(i)) is entitled shall be paid in one lump sum not later than the April 1 following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which his employment terminates; provided, however, that a Participant who attains age 70 1/2 prior to January 1, 1999 shall be permitted to elect to commence distribution of his benefits in accordance with this
               Article VI prior to his termination of employment, beginning on or after April 1 of the calendar year next following the calendar year in which he attains age 70 1/2.

         (c) Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall comply with the requirements of Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit rules set forth in Treas. Reg.ss.1.401(a)(9)-2. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

6.06 Designation of Beneficiary. Designation of a Beneficiary or Beneficiaries under the Plan shall be governed by the following rules:

         (a) Subject to the provisions of subsection (b), each Participant or Former Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all benefits. Each Beneficiary designation shall be in the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary, except as provided in subparagraph (b) below.

         (b) No Beneficiary designation shall be effective under the Plan unless the Participant's Eligible Spouse consents in writing to such designation, the Eligible Spouse's consent acknowledges the effect of such designation and the Eligible Spouse's signature is witnessed by a member of the Committee or a notary public. An Eligible Spouse's consent shall be valid under this Plan only with respect to the specified Beneficiary or Beneficiaries designated by the Participant. If the Beneficiary or Beneficiaries are subsequently changed by the Participant, a new consent by the Eligible Spouse will be required. The Eligible Spouse's consent to any Beneficiary designation made by a Participant pursuant to this Plan, once made, may not be revoked by the Eligible Spouse. Consequently, any Beneficiary designation previously made by a Participant shall be automatically revoked upon the marriage or remarriage of a Participant. Additionally, any Beneficiary designation shall be void to the extent it conflicts with the terms of a "qualified domestic relations order" as defined in Code Section 414(p).

               Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if:

               (1) The Eligible Spouse is designated as the primary beneficiary by the Participant

                    or

               (2) It is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

               Any consent by an Eligible Spouse or any determination that the consent is not required pursuant to paragraph (1) or (2) above, shall be effective only with respect to such spouse.

         (c) Lack of Designation. If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in accordance with the following order of priority:

               (1) to the Participant's Eligible Spouse, or if there be none surviving,

               (2)  to the Participant's estate.

6.07 Nonalienation of Benefits. Except with respect to federal income tax withholding and qualified domestic relations orders, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

         Notwithstanding the above, the Committee may direct the Trustee to comply with a "qualified domestic relations order" as defined in Code
         Section 414(p).

6.08     Withdrawals.

         (a) After-Tax Savings Contributions. Any Participant may request the Committee to distribute to him all or part of his After-Tax Savings Account as of the most recent Valuation Date.

         (b) Matching Contributions. Any Participant may request the Committee to distribute to him all or part of his Matching Contribution Account, if the individual has been a Participant in this Plan for more than five (5) years. All After-Tax Savings Contributions must be withdrawn under subsection (a) prior to a withdrawal under this subsection (b).

         (c) Hardship. Any Participant may request the Committee, subject to the limitations further provided herein, to distribute to him, in one lump sum, part of or all of his Before-Tax Savings Account and/or Rollover Account as of the most recent Valuation Date, provided he demonstrates that he is suffering from hardship, as determined by the Committee in accordance with the rules contained in this Section, which shall be applied in a uniform and nondiscriminatory manner. A hardship withdrawal from a Participant's Before-Tax Savings Account shall be limited to the balance of his Before-Tax Savings Contributions, exclusive of any Income the Account may have earned. A Participant must withdraw all of his After-Tax Savings Contributions under Section 6.08(a) and all of his Matching Contributions under Section 6.08(b) (to the extent he is eligible for a withdrawal under that Section ) prior to withdrawing any Before-Tax Savings Contributions.

               A distribution is on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. A distribution will be deemed to be on account of hardship if the distribution is on account of:

               (1)  the payment of expenses for medical care described in Code
                    Section 213(d) incurred by the Participant, his spouse, or any dependents of the Participant (as defined in Code
                    Section 152) or expenses necessary for these persons to obtain medical care described in Code Section 213(d);

               (2) the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) the payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152);

               (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (5) any other contingency determined by the Internal Revenue Service to constitute an "immediate and heavy financial need" within the meaning of Treas. Reg. Section 1.401(k)-1(d).

               In addition to the requirements set forth above in this subsection (c), any hardship distribution pursuant to this Section shall not be in excess of the amount necessary to satisfy the Participant's immediate and heavy financial need determined above (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

               Amounts shall be treated as necessary to satisfy an immediate and heavy financial need upon the Participant's representation that the need cannot be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of assets, (3) by ceasing contributions to the Plan, (4) by other distributions or nontaxable loans currently available under all plans maintained by the Corporation or by borrowing from commercial sources on reasonable terms.

               A hardship distribution shall be made only in accordance with such rules, policies, procedures, restrictions, and conditions as the Committee may adopt. Any determination of the existence of hardship and the amount to be distributed on account thereof shall be made by the Committee in accordance with the foregoing rules a applied in a uniform and nondiscriminatory manner.

         (d) Age 59 1/2 Withdrawals. Any Participant may request the Committee to distribute to him, in one lump sum, part or all of his vested Account balance, determined as of the most recent Valuation Date, provided he has attained the age of 59 1/2 as of the effective date of the withdrawal. All requests for an Age 59 1/2 Withdrawal shall be in such form and in accordance with such procedures as the Committee may prescribe from time to time.

               The withdrawal shall be taken from the Participant's Account in the following order of priority, so that if the amount requested exceeds the balance of one Account, the remainder shall be withdrawn from the next Account, and the process repeated as necessary to satisfy the request:

               (1)  After-Tax Savings Account;

               (2)  Rollover Account;

               (3)  Before-Tax Savings Account;

               (4)  Matching Contribution Account; and

               (5)  Profit Sharing Account.

               Within each Account, the amount withdrawn shall be taken on a pro rata basis from each of the funds in which the Account is invested. Each withdrawal must include a prorated amount of Income on the contributions actually withdrawn.

               An Age 59 1/2 Withdrawal shall be paid to the Participant in one lump sum as soon as practicable following approval of the Participant's request by the Committee. A Participant shall be limited to one such withdrawal in any Plan Year. In no event will a Participant be permitted to repay to the Plan any portion of the withdrawal.

         (e)   Procedures: A Participant's request for any withdrawal under this
               Section 6.08 must be submitted in such form prescribed by the Committee for such purposes at least 15 days prior to the beginning of the month in which the withdrawal is desired. All withdrawals except for an Age 59 1/2Withdrawal under Section 6.08(d), will result in a suspension of six (6) months for that Participant's Before-Tax Savings Contributions, After-Tax Savings Contributions and Matching Contributions being made to the Plan, effective as of the last day of the month in which the request is approved by the Committee. Effective April 1, 1998, the Participant may resume contributions following the suspension by filing an election with the Committee in accordance with Section 4.01(c).

6.09 Loans. Subject to the following rules, the Trustee shall, with the approval of the Committee, lend a Participant a portion of his Account. All loan amounts shall be taken from the individual's separate Account. In addition to uniform rules the Committee may adopt, all loans shall comply with the following terms and conditions:

         (a) An application for a loan shall be made on a form prescribed by the Committee and the Committee's decision with respect to any loan shall be final. The loan application must be submitted at least 15 days prior to the beginning of the calendar month in which the loan is desired. The loan shall be made on a pro rata basis from each of the Participant's Accounts and pro rata from the investment funds (to the extent not restricted) in which each such Account is invested. A loan shall be considered a directed investment of a Participant's Account and not an unallocated asset of the Plan. Accordingly, all payments of interest and principal shall be credited to the Participant's Account in the same proportion as which the principal was borrowed.

         (b) No loan shall be made for less than $1,000 and no more than one loan shall be outstanding to any Participant at any time. An outstanding loan may not be paid off with a second loan and reamortized under a new repayment schedule.

         (c) The total amount of all outstanding loans to a Participant, as of the date a loan is made, shall not exceed the lesser of:

               (1) $50,000, reduced by the Participant's highest outstanding loan balance during the preceding 12-month period; or

               (2) Fifty percent (50%) of the Participant's vested Account balance.

         (d) The Term of any loan shall be for a minimum of one (1) year and a maximum of five (5) years (in full-year increments), except that any loan used to acquire a dwelling unit which, within a reasonable period of time, is to be used (determined at the time the loan is made) as a principal residence of the Participant, may be repaid within a maximum of fifteen (15) years.

         (e) Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, providing for the repayment of principal and interest in substantially equal installments (not less frequently than monthly) over the term of the loan. In addition, such loan shall be secured by collateral in the form of an assignment of fifty percent (50%) of the Participant's vested Account balance to the Trustee.

         (f) Each loan shall bear interest at the "prevailing prime commercial loan rate" which shall be determined by the Committee, or such other rate as shall be set from time to time by the Committee.

         (g) Unless otherwise approved by the Committee, each loan shall be repaid by deduction from the Participant's Compensation or other earnings of the Participant.

         (h) No distribution from the Plan, including withdrawals, shall be made to any Participant on or after June 1, 1998, until all unpaid loans, including accrued interest, have been repaid; provided, however, that a distribution may be made if in the sole discretion of the Committee the value of the Participant's Account shall be sufficient, after deduction of the requested distribution, to fully secure the outstanding loan balances. The Committee shall use uniform and nondiscriminatory standards in the determination of the sufficiency of the Participant's Account to secure any loans.

         (i)   All, or any portion, of a loan may be prepaid without penalty.

         (j) A Participant's loan will be deemed in default if the Participant fails to make a loan repayment by the end of the quarter following the quarter in which the repayment was due. However, if a Participant is on an approved leave of absence and fails to make loan payments on a timely basis while on leave, missed payments will be deducted from pay upon return from leave. Upon default, the Committee will take the following steps, or any other action it deems appropriate to collect the unpaid loan balance:

               (1) If the Participant is age 59 1/2 or older, the outstanding balance of the loan will be treated as a distribution from the Plan.

               (2) If the Participant is under age 59 1/2, the outstanding balance of the loan will be treated as a withdrawal to the extent the outstanding balance of the loan is not attributable to the Participant's Before-Tax Savings Contributions and a withdrawal would be permitted under the Plan.

               (3) If the outstanding balance of the loan cannot be satisfied in full in the manner set forth in (1) and (2), the remaining outstanding balance will be subject to collection by the Committee and Trustee using appropriate legal remedies and will be subject to offset from subsequent withdrawals and distributions from the Plan.

         (k) Any loans transferred from the Kmart Corporation Employee Savings Plan shall retain the original terms and amortization schedule under that plan and shall not be considered a new loan under this Plan.

                                  ARTICLE VI-A
                               INVESTMENT OPTIONS

The Committee may establish one or more investment fund options and from time to time may retain, amend or terminate such investment options as it shall determine for the investment of individual Accounts. Each Participant and each Former Participant shall designate the investment fund or funds for the investment of his Accounts. Provided, however, until a Participant becomes 100% vested in his Profit Sharing Account, such Profit Sharing Account shall be invested in The Sports Authority, Inc. Common Stock Fund. Once a Participant is 100% vested in his Profit Sharing Account, he may choose the investment funds in which to invest that Account, in the same manner that he elects investment funds for his other Accounts.

Initially, there shall be four (4) investment funds which shall include a Managed Income Fund, a Growth Equity Fund, a Balanced Equity Fund and The Sports Authority, Inc. Common Stock Fund. Any amounts invested in Kmart Common Stock due to amounts transferred from the Kmart Corporation Employee Savings Plan shall be frozen, and no new investments shall be made in the Kmart Common Stock.

Each Participant and each Former Participant shall advise the Committee of the fund in which his Accounts should be invested. If a Participant or Former Participant wishes to utilize more than one fund, he shall notify the Committee of the percentage of his Account balances to be invested in each fund, and, except as provided in the last paragraph of this Article, such percentage must be either 10% or an exact multiple of 10% (i.e., 20%, 60%, 80% or 100%).

Effective as of the first day of each month, a Participant or a Former Participant may change his election of investment funds on forms prescribed by and completed in a manner satisfactory to the Committee. The Participant who wishes to change his election may do so with respect to all amounts in his Accounts, or with respect to future contributions only. However, a change shall become effective only if notice thereof is received by the Committee at least 15 days prior to the first day of the month in which such change is supposed to become effective, or any such other date specified by the Committee.

The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of the investment funds, provided that all Participants and Former Participants are treated uniformly.

The Participant shall be informed that, except as otherwise provided by law, the Participant shall bear sole responsibility for the investment of the assets held in his Account, and neither the Trustees, the Committee, the Corporation, the Employer nor any Affiliate shall bear any responsibility or liability whatsoever for a Participant's choice of investment funds, the investment experience of any investment fund, or for any loss which results from the Participant's exercise of control over the assets in his Account. The Plan is intended to be a plan described in ERISA Section 404(c) and Title 29 of the Code of Federal Regulations Section 2550.404c-1.

                                   ARTICLE VII
                                   TRUST FUND

All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. The Employer shall have the sole responsibility for making the contributions provided for under Section 4.01 and Section 4.02. However, all contributions made by the Employer are expressly conditioned upon the initial qualification of the Plan under the Code, including any amendments to the Plan, and upon the deductibility under Code Section 404 of contributions made to provide Plan benefits. Upon the Corporation's request, a contribution which was made by a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Code Section 404, shall be returned to the Corporation within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

The Trust Fund shall consist, to the extent required by the Participants' or Former Participants' investment elections, of one or more separate investment funds as provided in Article VI-A.

                                  ARTICLE VIII
                                 ADMINISTRATION

8.01 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Corporation shall have the sole responsibility for appointing and removing members of the Committee. The Committee shall perform the responsibility of the plan administrator, have the sole authority to appoint and remove the Trustee, and any Investment Manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the specific delegated powers and duties as described in the further provisions of this Article VIII and such further powers and duties as hereinafter may be delegated to it by the Corporation. Unless an Investment Manager has been appointed by the Corporation, or unless specific investment funds have been selected for which Participants may invest their Accounts, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.02 Appointment of Committee. A Committee shall be appointed by and serve at the pleasure of the Board of Directors of the Corporation to assist in the administration of the Plan. The Committee shall consist of at least 3 members. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Corporation, and any expenses not paid by the Corporation shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

8.03 Claims Procedure. The Committee shall make all determinations as to the right of any person to a benefit. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within ninety (90) days of such denial setting forth the specific reason therefore and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, reference to pertinent provisions of the Plan, such additional information as may be relevant to denial, of the claim, an explanation of the claims review procedure and advise that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments. Within sixty (60) days following advice of denial of his claim, upon request made by any claimant for a review of such denial, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Committee may, in its discretion, hold a hearing at which such claimant shall be entitled to present the basis of his claim for review and at which he may be represented by counsel. The Committee shall render a decision within sixty (60) days after claimant's request for review (which may be extended to 120 days if circumstances so require) and shall advise claimant of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.

8.04 Records and Reports. The Corporation (or the Committee if so designated by the Corporation) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

8.05 Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) the sole and exclusive right and discretionary authority to construe and interpret the Plan, decide all questions of eligibility and fact and determine the amount, manner and time of payment of any benefits hereunder and any such construction, interpretation, decision and determination shall be final, binding and conclusive on all parties;

         (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

         (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

         (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee; and

         (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

         The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.06 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the Corporation, the legal counsel of the Corporation, or the Trustee.

8.07 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Corporation and the Trustee shall not be responsible for any such action or failure to act.

8.08 Authorization of Benefit Payments. The Corporation (or the Committee if so designated by the Corporation) shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

8.09 Application and Forms for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

8.10 Facility of Payment. Whenever, in the opinion of the Corporation and the Committee, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to apply the payment for the benefit of such person in such manner as the Corporation and the Committee consider advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11 Indemnification of the Committee. The Committee and the individual members thereof shall be indemnified by the Corporation against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.01 Employment Rights. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

9.02 Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

9.03 Nonforfeitability of Benefits. Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

9.04 Discontinuance of Corporation Contributions. In the event of a permanent discontinuance of contributions to the Plan by the Corporation, the Accounts of all affected Participants shall, as of the date of such discontinuance, become 100% vested and nonforfeitable.

9.05 Governing Law. The Plan shall be governed by Federal law to the extent applicable, and to the extent not applicable, by the laws of the State of the principal place of business of the Corporation.

9.06 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

                                    ARTICLE X
                          AMENDMENTS BY CORPORATION AND
                           ADOPTION BY OTHER EMPLOYERS

10.01 Amendments. The Corporation reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, provided, however, that the Corporation may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

         Each Employer will be deemed to have adopted any amendment made by the Corporation unless the Employer notifies the Committee of its rejection in writing within thirty (30) days after it receives a copy of the amendment. A rejection will constitute a withdrawal from this Plan by that Employer unless the Corporation acquiesces in the rejection.

10.02 Action by Corporation. Any action by the Corporation under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

10.03 Method of Participation. Any corporation, the employees of which are required to be treated as employed by a single employer with the Corporation, as determined pursuant to Code Sections 414(b), (c), (m) and (o), with the approval of the Board of Directors of the Corporation, may become a party to the Plan, by adopting the Plan. Any Employer which becomes a party to the Plan shall thereafter promptly deliver to the Trustee provided for in Article VII hereof a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Board of Directors of the Corporation's approval of such Employer's becoming a party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

                                   ARTICLE XI
             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

11.01 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Corporation, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Corporation under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer and the Corporation under the Plan.

11.02 Conditions Applicable to Mergers or Consolidations of Plans. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

         (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

         (b) resolutions of the Board of Directors of the Corporation under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

         (c) such other plan and trust are qualified under Code Sections 401(a) and 501(a).

11.03 Acceptance of Direct Transfers. The Trustee may, with the consent of the Corporation, accept a transfer of assets directly from the trustee of another tax-qualified plan as contemplated by Code Section 401(a), provided the requirements of Code Section 414(i) are met with respect to such transfer.

                                   ARTICLE XII
                                PLAN TERMINATION

12.01 Right to Terminate. In accordance with the procedures set forth in this Article, the Corporation may terminate the Plan at any time. Continuance is not assumed as a contractual obligation and each Employer reserves the right at any time by action of its board of directors to terminate the Plan as applicable to itself. If an Employer terminates or partially terminates the Plan or discontinues its contributions at any time, each Participant affected thereby shall be then vested with the amount to his credit in his Account. In the event of the dissolution, merger, consolidation or reorganization of the Corporation, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Corporation in accordance with Section 11.01.

12.02 Partial Termination. Upon termination of the Plan by the Corporation with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.03.

12.03 Liquidation of the Trust Fund. Upon partial or total termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee. (a) to continue to administer the Trust Fund and pay Account balances in accordance with Section 6.04, to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances.

         In case the Committee directs liquidation of the Trust Fund pursuant to
         (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

12.04 Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan shall be made in cash in single lump-sum distributions.

                                  ARTICLE XIII
                                EGTRRA AMENDMENTS

13.01    Preamble.

         1. Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") as well as optional changes to the plan that were desirable in light of changes made by EGTRRA. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of January 1, 2002.

         2. Inconsistent provisions superseded. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

13.02    Limitations On Contributions.

         1. Effective date. This Section 13.02 shall be effective for limitation years beginning after December 31, 2001.

         2.    Maximum annual addition. Except to the extent permitted under
Section 13.10 and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

         (a)   $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

         (b)   100% of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

         The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

13.03    Increase In Compensation Limit.

         The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

13.04    Modification Of Top-Heavy Rules.

         1. Effective date. This Section 13.04 shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This Section 13.04 amends Section 5.4 of the Plan.

         2.    Determination of top-heavy status.

               2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

               2.2 Determination of present values and amounts. This subsection 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

               2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

         3.    Minimum benefits.

               3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

               3.2 Contributions under other plans. The employer may provide in the adoption agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

13.05    Direct Rollovers Of Plan Distributions.

         1. Effective date. This Section 13.05 shall apply to distributions made after December 31, 2001.

         2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 4.09 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

         3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 4.09 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

         4. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 4.09 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

13.06    Rollovers From Other Plans.

         If provided by the employer below, the plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

Direct Rollovers:

         The plan will accept a direct rollover of an eligible rollover distribution from: (Check each that applies or none.)
          X   a qualified plan described in section 401(a) or 403(a) of the
         ----
Code, excluding after-tax employee contributions.
         ____ a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions.
         ____ an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions.
         ____ an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

         The plan will accept a participant contribution of an eligible rollover distribution from: (Check each that applies or none.)
          X   a qualified plan described in section 401(a) or 403(a) of the
         ----
Code, excluding after-tax employee contributions.
         ____ an annuity contract described in section 403(b) of the Code.
         ____ an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

         The plan: (Choose one.)
         ____ will
          X   will not
         ----
         accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

13.07    Rollovers Disregarded In Involuntary Cash-Outs.
         ----------------------------------------------

         1. Applicability and effective date. This Section 13.07 shall apply effective January 1, 2002.

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

         2. Rollovers disregarded in determining value of account balance for involuntary distributions. If elected by the employer below, for purposes of
Section 6.04 of the Plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant's entire nonforfeitable account balance.

         Treatment of Rollovers in Application of Involuntary Cash-out
         Provisions:

         The employer: (choose one)
         ____ elects
          X does not elect
         ----
         to exclude rollover contributions in determining the value of the participant's nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.

13.08    Repeal Of Multiple Use Test.

         The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 4.04 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

13.09    Elective Deferrals -- Contribution Limitation.

         No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under
Section 13.10 and section 414(v) of the Code, if applicable.

13.10    Catch-Up Contributions.

         If elected by the employer below, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

         Catch-up Contributions: (Choose one.)
          X   shall apply to contributions after October 1, 2002.
         ----
         ____ shall not apply.

13.11    Suspension Period Following Hardship Distribution.

         A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified by the employer below.

         Suspension Period for Hardship Distributions: (Choose one.)

         ____ A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

          X   A participant who receives a distribution of elective deferrals in
        -----
calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in the provisions of the plan relating to suspension of elective deferrals that were in effect prior to this amendment.

13.12    Distribution Upon Severance From Employment.

         1. Effective date. If elected by the employer in the adoption agreement, this Section shall apply for distributions and severances from employment occurring after the dates specified below.

         2. New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Section 13.12, Distribution Upon Severance from Employment, shall apply for distributions after: January 1, 2002 (Enter a date no earlier than December 31, 2001.),

(Choose one.)
  X regardless of when the severance from employment occurred.
-----
_________ for severances from employment occurring after _________. (Enter date.)

     IN WITNESS WHEREOF, the Corporation has caused this amendment and restatement to be effective January 1, 1997, executed as of this _______ day of ____________________, 2002, in its name and under its corporate seal, by and through its duly authorized officers.

                                  THE SPORTS AUTHORITY, INC.



                                  By: __________________________________________
                                          Its: Secretary, Board of Directors
Attest: _____________________
              Secretary

(Corporate Seal)